INVESTMENT ADVISORY AGREEMENT

Investment Advisory Agreement (the "Agreement") made this 28th day of February 1997, by and between THIRD AVENUE TRUST, a Delaware trust (the "Trust"), on behalf of the Third Avenue Value Fund series of the Trust (the "Fund"), and EQSF ADVISERS, INC., a New York corporation (the "Adviser").

RECITALS:

The Fund and the Adviser wish to enter into an Agreement setting forth the terms and conditions under which the Adviser will perform certain investment advisory and management services for the Fund, and be compensated for such services by the Fund.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Fund and the Adviser hereby agree as follows:

1. Investment Advisory Services.

1.1 During the Term (as such term is defined in Section 5 hereof) of this Agreement, the Adviser shall serve as the investment adviser (within the meaning of the Investment Advisers Act of 1940, as amended) of the Fund. In such capacity, the Adviser shall render the following services and perform the following functions for and on behalf of the Fund:

(a) Furnish continuous advice and recommendations to the Fund with respect to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

(b) Cause its officers to attend meetings and furnish oral or written reports, as the Fund reasonably may request, in order to keep the Trustees and appropriate officers of the Fund fully informed regarding the investment portfolio of the Fund, the investment recommendations of the Adviser, and the considerations which form the basis for such recommendations; and

(c) Supervise the purchase and sale of securities in accordance with the direction of the appropriate officers of the Fund.

1.2 The services of the Adviser to the Fund are not exclusive, and nothing contained herein shall be deemed or construed to prohibit, limit, or otherwise restrict the Adviser from rendering investment or other advisory services to any third person, whether similar to those to be provided to the Fund hereunder or otherwise.

2. Compensation of Adviser.

2.1 For its services hereunder, the Fund shall pay the Adviser a fee (the "Fee"), payable monthly in arrears, in an amount which shall be calculated as follows, subject to the provisions of Section 2.2 hereof:

(a) 1/12 of .90% of the average daily net assets of the Fund for such month.

2.2 Notwithstanding the provisions of Section 2.1 hereof, the amount of the Fee to be paid with respect to the first and last months of this Agreement shall be pro rated based on the number of calendar days in such quarter.

3. Expenses Paid by the Adviser.

3.1 Subject to the provisions of Section 3.2 hereof, the Adviser shall pay the following expenses relating to the management and operation of the Fund:

(a) All reasonable fees, charges, costs and expenses (collectively, "Costs") and all reasonable compensation of all officers and trustees of the Fund relating to the performance of their duties to the Fund; provided, however, that the Adviser shall not pay any such amounts to any Outside Trustees (for purposes of this Agreement, an "Outside Trustee" is any trustee of the Fund who is not an "Interested Person," within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")); and provided, further, that in the event that any person serving as an officer of the Fund has both executive duties attendant to such office and administrative duties to the Fund apart from such office, the Adviser shall not pay any amounts relating to the performance of such administrative duties;

(b) All Costs of office equipment and personnel necessary for and allocable to the performance of the obligations of the Adviser hereunder.

3.2 Except as provided in this Section 3 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Adviser any obligation to incur, pay, or reimburse the Fund for any other Costs of or relating to the Fund.

4. Expenses Paid by the Fund.

4.1 Except as provided in Section 3 hereof, the Fund hereby assumes and shall pay all fees, costs and expenses incurred by, or on behalf, or for the benefit of the Fund, including without limitation:

(a) All Costs of any custodian or depository;

(b) All Costs for bookkeeping, accounting and auditors' services;

(c) All Costs of leased office space of or allocable to the Fund within the offices of the Adviser or in such other place as may be mutually agreed upon between the parties from time to time; and

(d) All Costs of any transfer agent and registrar of shares of the Fund ("Shares");

(e) All Costs incurred by any Outside Trustee of the Fund in connection with the performance of his duties relating to the affairs of the Fund in such capacity as an Outside Trustee of the Fund, and Costs relating to the performance by any officer of the Fund, performing duties on behalf of the Fund apart from such office, all in accordance with Section 3.1 (a) hereof;

(f) All brokers' commissions and other Costs incurred in connection with the execution of Fund portfolio transactions;

(g) All taxes and other Costs payable by or on behalf of the Fund to federal, state or other governmental agencies;

(h) All Costs of printing, recording and transferring certificates representing Shares;

(i) All Costs in connection with the registration of the Fund and the Shares with the Securities and Exchange Commission ("SEC"), and the continuous maintenance of the effectiveness of such registrations, and the registration and qualification of shares of the Fund under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the SEC and other authorities;

(j) All Costs of preparing, printing and mailing prospectuses, statements of additional information and reports to holders of Shares;

(k) All Costs of shareholders' and Trustees' meetings and of preparing, printing and mailing all information and documents, including without limitation all notices, financial reports and proxy materials, to holders of Shares;

(1) All Costs of legal counsel for the Fund and for Trustees of the Fund in connection with the rendering of legal advice to or on behalf of the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Fund has herein assumed whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, Trustees, or officers of the Fund relating to the affairs of the Fund, employees or agents of the Fund; and

(m) All Costs of filing annual and other reports with the SEC and other regulatory authorities.

In the event that the Adviser provides any of the foregoing services or pays any of these expenses, the Fund promptly shall reimburse the Adviser therefor.

5. Term; Termination.

5.1 This Agreement shall continue in effect, unless sooner terminated in accordance with the provisions of Section 5.2 hereof, for a period of two years beginning the date hereof, and shall continue in effect from year to year thereafter (collectively, the "Term"); provided, however, that any such continuation shall be expressly approved at least annually either by the Board of Trustees of the Fund, including a majority of the directors who are not parties hereto or Interested Persons of any such party, cast at a meeting called for the purpose of voting on such renewal, or the affirmative vote of a majority of the Outstanding Voting Securities (as such term is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

(a) Any continuation of this Agreement pursuant to Section 5.1 hereof shall be deemed to be specifically approved if such approval occurs:

(i) with respect to the first continuation hereof, during the 60 days prior to and including the earlier of (A) the date specified herein for the termination of this Agreement in the absence of such approval, or (B) the second anniversary of the execution of this Agreement; and

(ii) with respect to any subsequent continuation hereof, during the 60 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of this Agreement became effective; or

(iii) at such other date or time provided in or permitted by Rule 15a-2 of the 1940 Act.

5.2 This Agreement may be terminated at any time, without penalty, as follows:

(a) By a majority of the Trustees of the Fund who are not parties hereto or Interested Persons of any such party, or by the affirmative vote of a majority of the Outstanding Voting Securities of the Fund, upon at least 60 days' prior written notice to the Adviser at its principal place of business; and

(b) By the Adviser, upon at least 60 days' written notice to the Fund at its principal place of business.

6. Retention of Control by Fund. The Fund acknowledges that the investment advice and recommendations to be provided by the Adviser hereunder are advisory in nature only. The Fund further acknowledges that, at all times during the Term hereof, the Fund (and not the Adviser) shall retain full control over the investment policies of the Fund. Nothing contained herein shall be deemed or construed to limit, prohibit or restrict the right or ability of the trustees of the Fund to delegate to the appropriate officers of the Fund, or to a committee of trustees of the Fund, the power to authorize purchases, sales or other actions affecting the portfolio of the Fund between meetings of the Board of Trustees of the Fund; provided, however, that all such purchases, sales or other actions so taken during such time shall be consistent with the investment policy of the Fund and shall be reported to the Board of Trustees of the Fund at its next regularly scheduled meeting.

7. Brokers and Brokerage Commissions.

7.1 For purposes of this Agreement, brokerage commissions paid by the Fund upon the purchase or sale of the Fund's portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund in accordance with
Section 4.1(e) hereof.

7.2 The Adviser shall place Fund portfolio transactions with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, in terms of either that particular transaction or the overall responsibilities of the Adviser.

7.3 In placing portfolio business with broker-dealers for or on behalf of the Fund, the Adviser shall seek the best execution of each such transaction, and all such brokerage placements shall be consistent with the Rules of Conduct of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all portfolio transactions for or on behalf of the Fund, and, in furtherance thereof, the Fund may establish policies or guidelines to be followed by the Adviser in its placement of Fund portfolio transactions pursuant to the foregoing provisions. The Adviser shall report to the Board of Trustees of the Fund at least on a quarterly basis regarding the placement of Fund portfolio transactions.

7.4 The Adviser shall not deal with any affiliate in any transaction hereunder in which such affiliate acts as a principal, nor shall the Adviser, in rendering services to the Fund hereunder, execute any negotiated trade with any affiliate if execution thereof involves such affiliate's acting as a principal with respect to any part of an order for or on behalf of the Fund.

8. Purchases by Affiliates. Neither the Adviser nor any officer or director thereof shall take a short position in Shares of the Fund. Any direct purchase of Shares of the Fund by any officer or director of the Fund (or by any defined benefit plan established for the benefit of such officer or director) shall be made for investment purposes at the current price for such Shares available to the public.

9. Assignment. This Agreement may not be assigned by either party hereto. This Agreement shall terminate automatically in the event of any assignment (as such term is defined in Section 2(a)(4) of the 1940 Act). Any attempted assignment of this Agreement shall be of no force and effect.

10. Amendments. This Agreement may be amended in writing signed by both parties hereto; provided, however, that no such amendment shall be effective unless approved by a majority of the trustees of the Fund who are not parties hereto or Interested Persons of any such party cast at a meeting called for the purpose of voting on such amendment and by the affirmative vote of a majority of the outstanding Voting Securities of the Fund.

11. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without reference to the conflict of laws provisions thereof. In the event of any inconsistency between this Agreement and the 1940 Act, the 1940 Act shall govern, and the inconsistent provisions of this Agreement shall be construed so as to eliminate such inconsistency.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Fund:

THIRD AVENUE TRUST, for the Third Avenue Value Fund series

By:

David M. Barse
Executive Vice President

The Adviser:

EQSF ADVISERS, INC.
By:

Martin J. Whitman
President

INVESTMENT ADVISORY AGREEMENT
Investment Advisory Agreement (the "Agreement") made this 28th day of February 1997, by and between THIRD AVENUE TRUST, a Delaware trust (the "Trust"), on behalf of the Third Avenue Small-Cap Value Fund series of the Trust (the "Fund"), and EQSF ADVISERS, INC., a New York corporation (the "Adviser").

RECITALS:

The Fund and the Adviser wish to enter into an Agreement setting forth the terms and conditions under which the Adviser will perform certain investment advisory and management services for the Fund, and be compensated for such services by the Fund.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the Fund and the Adviser hereby agree as follows:

1. Investment Advisory Services.

1.1 During the Term (as such term is defined in Section 5 hereof) of this Agreement, the Adviser shall serve as the investment adviser (within the meaning of the Investment Advisers Act of 1940, as amended) of the Fund. In such capacity, the Adviser shall render the following services and perform the following functions for and on behalf of the Fund:

(a) Furnish continuous advice and recommendations to the Fund with respect to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

(b) Cause its officers to attend meetings and furnish oral or written reports, as the Fund reasonably may request, in order to keep the Trustees and appropriate officers of the Fund fully informed regarding the investment portfolio of the Fund, the investment recommendations of the Adviser, and the considerations which form the basis for such recommendations; and

(c) Supervise the purchase and sale of securities in accordance with the direction of the appropriate officers of the Fund.

1.2 The services of the Adviser to the Fund are not exclusive, and nothing contained herein shall be deemed or construed to prohibit, limit, or otherwise restrict the Adviser from rendering investment or other advisory services to any third person, whether similar to those to be provided to the Fund hereunder or otherwise.

2. Compensation of Adviser.

2.1 For its services hereunder, the Fund shall pay the Adviser a fee (the "Fee"), payable monthly in arrears, in an amount which shall be calculated as follows, subject to the provisions of Section 2.2 hereof:

(a) 1/12 of .90% of the average daily net assets of the Fund for such month.

2.2 Notwithstanding the provisions of Section 2.1 hereof, the amount of the Fee to be paid with respect to the first and last months of this Agreement shall be pro rated based on the number of calendar days in such quarter.

3. Expenses Paid by the Adviser.

3.1 Subject to the provisions of Section 3.2 hereof, the Adviser shall pay the following expenses relating to the management and operation of the Fund:

(a) All reasonable fees, charges, costs and expenses (collectively, "Costs") and all reasonable compensation of all officers and trustees of the Fund relating to the performance of their duties to the Fund; provided, however, that the Adviser shall not pay any such amounts to any Outside Trustees (for purposes of this Agreement, an "Outside Trustee" is any trustee of the Fund who is not an "Interested Person," within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")); and provided, further, that in the event that any person serving as an officer of the Fund has both executive duties attendant to such office and administrative duties to the Fund apart from such office, the Adviser shall not pay any amounts relating to the performance of such administrative duties;

(b) All Costs of office equipment and personnel necessary for and allocable to the performance of the obligations of the Adviser hereunder.

3.2 Except as provided in this Section 3 hereof, nothing contained in this Agreement shall be deemed or construed to impose upon the Adviser any obligation to incur, pay, or reimburse the Fund for any other Costs of or relating to the Fund.

4. Expenses Paid by the Fund.

4.1 Except as provided in Section 3 hereof, the Fund hereby assumes and shall pay all fees, costs and expenses incurred by, or on behalf, or for the benefit of the Fund, including without limitation:

(a) All Costs of any custodian or depository;

(b) All Costs for bookkeeping, accounting and auditors' services;

(c) All Costs of leased office space of or allocable to the Fund within the offices of the Adviser or in such other place as may be mutually agreed upon between the parties from time to time; and

(d) All Costs of any transfer agent and registrar of shares of the Fund ("Shares");

(e) All Costs incurred by any Outside Trustee of the Fund in connection with the performance of his duties relating to the affairs of the Fund in such capacity as an Outside Trustee of the Fund, and Costs relating to the performance by any officer of the Fund, performing duties on behalf of the Fund apart from such office, all in accordance with Section 3.1 (a) hereof;

(f) All brokers' commissions and other Costs incurred in connection with the execution of Fund portfolio transactions;

(g) All taxes and other Costs payable by or on behalf of the Fund to federal, state or other governmental agencies;

(h) All Costs of printing, recording and transferring certificates representing Shares;

(i) All Costs in connection with the registration of the Fund and the Shares with the Securities and Exchange Commission ("SEC"), and the continuous maintenance of the effectiveness of such registrations, and the registration and qualification of shares of the Fund under state or other securities laws, including, without limitation, the preparation and printing of registration statements, prospectuses and statements of additional information for filing with the SEC and other authorities;

(j) All Costs of preparing, printing and mailing prospectuses, statements of additional information and reports to holders of Shares;

(k) All Costs of shareholders' and Trustees' meetings and of preparing, printing and mailing all information and documents, including without limitation all notices, financial reports and proxy materials, to holders of Shares;

(1) All Costs of legal counsel for the Fund and for Trustees of the Fund in connection with the rendering of legal advice to or on behalf of the Fund, including, without limitation, legal services rendered in connection with the Fund's existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities, expenses which the Fund has herein assumed whether customary or not, and extraordinary matters, including, without limitation, any litigation involving the Fund, Trustees, or officers of the Fund relating to the affairs of the Fund, employees or agents of the Fund; and

(m) All Costs of filing annual and other reports with the SEC and other regulatory authorities.

In the event that the Adviser provides any of the foregoing services or pays any of these expenses, the Fund promptly shall reimburse the Adviser therefor.

5. Term; Termination.

5.1 This Agreement shall continue in effect, unless sooner terminated in accordance with the provisions of Section 5.2 hereof, for a period of two years beginning the date hereof, and shall continue in effect from year to year thereafter (collectively, the "Term"); provided, however, that any such continuation shall be expressly approved at least annually either by the Board of Trustees of the Fund, including a majority of the directors who are not parties hereto or Interested Persons of any such party, cast at a meeting called for the purpose of voting on such renewal, or the affirmative vote of a majority of the Outstanding Voting Securities (as such term is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

(a) Any continuation of this Agreement pursuant to Section 5.1 hereof shall be deemed to be specifically approved if such approval occurs:

(i) with respect to the first continuation hereof, during the 60 days prior to and including the earlier of (A) the date specified herein for the termination of this Agreement in the absence of such approval, or (B) the second anniversary of the execution of this Agreement; and

(ii) with respect to any subsequent continuation hereof, during the 60 days prior to and including the first anniversary of the date upon which the most recent previous annual continuance of this Agreement became effective; or

(iii) at such other date or time provided in or permitted by Rule 15a-2 of the 1940 Act.

5.2 This Agreement may be terminated at any time, without penalty, as follows:

(a) By a majority of the Trustees of the Fund who are not parties hereto or Interested Persons of any such party, or by the affirmative vote of a majority of the Outstanding Voting Securities of the Fund, upon at least 60 days' prior written notice to the Adviser at its principal place of business; and

(b) By the Adviser, upon at least 60 days' written notice to the Fund at its principal place of business.

6. Retention of Control by Fund. The Fund acknowledges that the investment advice and recommendations to be provided by the Adviser hereunder are advisory in nature only. The Fund further acknowledges that, at all times during the Term hereof, the Fund (and not the Adviser) shall retain full control over the investment policies of the Fund. Nothing contained herein shall be deemed or construed to limit, prohibit or restrict the right or ability of the trustees of the Fund to delegate to the appropriate officers of the Fund, or to a committee of trustees of the Fund, the power to authorize purchases, sales or other actions affecting the portfolio of the Fund between meetings of the Board of Trustees of the Fund; provided, however, that all such purchases, sales or other actions so taken during such time shall be consistent with the investment policy of the Fund and shall be reported to the Board of Trustees of the Fund at its next regularly scheduled meeting.

7. Brokers and Brokerage Commissions.

7.1 For purposes of this Agreement, brokerage commissions paid by the Fund upon the purchase or sale of the Fund's portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund in accordance with
Section 4.1(e) hereof.

7.2 The Adviser shall place Fund portfolio transactions with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting such transaction, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, in terms of either that particular transaction or the overall responsibilities of the Adviser.

7.3 In placing portfolio business with broker-dealers for or on behalf of the Fund, the Adviser shall seek the best execution of each such transaction, and all such brokerage placements shall be consistent with the Rules of Conduct of the National Association of Securities Dealers, Inc. Notwithstanding the foregoing, the Fund shall retain the right to direct the placement of all portfolio transactions for or on behalf of the Fund, and, in furtherance thereof, the Fund may establish policies or guidelines to be followed by the Adviser in its placement of Fund portfolio transactions pursuant to the foregoing provisions. The Adviser shall report to the Board of Trustees of the Fund at least on a quarterly basis regarding the placement of Fund portfolio transactions.

7.4 The Adviser shall not deal with any affiliate in any transaction hereunder in which such affiliate acts as a principal, nor shall the Adviser, in rendering services to the Fund hereunder, execute any negotiated trade with any affiliate if execution thereof involves such affiliate's acting as a principal with respect to any part of an order for or on behalf of the Fund.

8. Purchases by Affiliates. Neither the Adviser nor any officer or director thereof shall take a short position in Shares of the Fund. Any direct purchase of Shares of the Fund by any officer or director of the Fund (or by any defined benefit plan established for the benefit of such officer or director) shall be made for investment purposes at the current price for such Shares available to the public.

9. Assignment. This Agreement may not be assigned by either party hereto. This Agreement shall terminate automatically in the event of any assignment (as such term is defined in Section 2(a)(4) of the 1940 Act). Any attempted assignment of this Agreement shall be of no force and effect.

10. Amendments. This Agreement may be amended in writing signed by both parties hereto; provided, however, that no such amendment shall be effective unless approved by a majority of the trustees of the Fund who are not parties hereto or Interested Persons of any such party cast at a meeting called for the purpose of voting on such amendment and by the affirmative vote of a majority of the outstanding Voting Securities of the Fund.

11. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without reference to the conflict of laws provisions thereof. In the event of any inconsistency between this Agreement and the 1940 Act, the 1940 Act shall govern, and the inconsistent provisions of this Agreement shall be construed so as to eliminate such inconsistency.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Fund:

THIRD AVENUE TRUST, for the Third Avenue Small-Cap Value Fund series

By:

David M. Barse
Executive Vice President

The Adviser:

EQSF ADVISERS, INC.
By:

Martin J. Whitman
President